Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion of our report dated January 24, 2006 relating to the consolidated financial statements of Omtool, Ltd. for the year ended December 31, 2005 included in this form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (File No. 333-115016) and Form S-8 (File Nos. 333-39571 and 333-91659).

/s/ Vitale Caturano & Company, Ltd.
VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 28, 2006